UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

April 10, 2013

Dear Stockholder:

This Supplement provides updated information regarding the solicitation by the Board of Directors of Fluor Corporation (the “company” or “Fluor”) of your proxy for use at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Thursday, May 2, 2013 at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, TX 75039, or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Approval of the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan

Proposal 3 in our proxy statement dated March 13, 2013 asks our stockholders to vote “FOR” our Amended and Restated 2008 Executive Performance Incentive Plan (the “Plan”).  Our Board has determined to further amend the terms of the Plan to clarify and refine the provisions in Section 14 relating to the effect and definition under the Plan of a Change of Control.  In particular, these further amendments identify specific transactions that are included in the definition of “Change of Control” and affirm that in no event shall any accelerated vesting of an award in connection with a Change of Control be effective unless the Change of Control is consummated. As amended, Section 14 of the Plan reads as follows:

SECTION 14. Change of Control

14.1    Effect of Change of Control.    The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control, or upon termination of the Eligible Employee’s employment within twenty-four (24) months following a Change of Control: (a) in the case of an Option, the Participant’s ability to exercise any portion of the Option not previously exercisable; (b) in the case of an Incentive Award, the right to receive a payment equal to the target amount payable or a payment based on performance (or amounts accrued) through a date determined by the Committee prior to the Change of Control; and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award.  If, in connection with a Change of Control, no provision is made for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award, the Committee may, through the terms of the Award or otherwise, provide for a conditional exercise, payment or lapse of conditions or restrictions on an Award, which shall only be effective if such Change of Control is consummated. Notwithstanding anything herein to the contrary, in no event shall any accelerated vesting of an Award in connection with a Change of Control be effective unless the Change of Control is consummated.

14.2    Definitions.    Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (b) the persons who were directors of the Company on the effective date of this Plan (the “Incumbent Directors”) shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, provided that any person becoming a director of the Company subsequent to the effective date of this Plan shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board of Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of the Company, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (c) the consummation of a transaction pursuant to which the Company will have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by stockholders of the Company immediately prior to such merger or consolidation; (d) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or (e) approval by the stockholders of the Company of the liquidation or dissolution of the Company.

The text of the Plan otherwise remains as set forth in Annex A of the proxy statement.  Additional information regarding this proposal is set forth in the proxy statement.  Stockholders are encouraged to read the proxy statement and this Supplement in their entirety.

If you have not yet voted, please do so as soon as possible.  If you have already returned your proxy card or voting instruction card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote.  Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.  For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote in person at the annual meeting, via the Internet, by telephone or by delivering written notice to the Secretary of the company at any time prior to 24 hours before the commencement of the Annual Meeting. If you are a participant in Fluor’s retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Daylight Time on April 30, 2013.  If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting.